UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2021 (August 25, 2021)

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39973	20-3537265
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

235 Lincoln Rd., Suite 210

Miami Beach, FL

(Address of principal executive offices)

33139

(Zip Code)

(800) 611-3622

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CUEN	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock	CUENW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeffery D. Johnson as Chief Executive Office

On August 25, 2021, Jeffery D. Johnson was appointed as the chief executive officer of the Company, beginning on August 25, 2021.

Prior to joining the Company, from April 2020 through August 2021, Mr. Johnson was a private consultant. From February 2017 through June 2020, Mr. Johnson was Senior Vice President for Commercial Prepaid at the Netspend Corporation, a Global Payments company. While at Netspend, Mr. Johnson was responsible for corporate strategy, market planning, sales execution, and operations for a $100M+ division of Netspend, among other things. From 2012 to January 2017, Mr. Johnson was the Chief Sales and Marketing Officer, and the Chief Revenue Officer at Card Compliant, LLC, which is a SaaS-based regulatory compliance solutions company serving the prepaid and stored value card industry. At Card Compliant, Mr. Johnson was the senior executive accountable for all aspects of direct and indirect sales, marketing strategy, and partner development. From 2006 through 2012, Mr. Johnson worked at the First Data Corporation (now FISERV), where he assumed the role of Senior Vice President and Division Manager of Prepaid Services from 2009 through 2012. Prior to that, Mr. Johnson was the Vice President of Sales from 2004 through 2006 for the Stored Value Solutions, a Fleetcor Company.

Mr. Johnson was a Board Member of the Innovative Payments Association from 2012 through 2020, and is currently a Board Member of DataSeers. Mr. Johnson holds a Bachelor of Business Administration degree from the Thomas More College.

On August 25, 2021, Cuentas, Inc. (the “Company”) and Jeffery D. Johnson entered into an employment agreement (the “Employment Agreement”), pursuant to which Mr. Johnson agreed to serve as the Company’s new Chief Executive Officer. The Employment Agreement commenced and became effective as of August 25, 2021, and shall continue for an initial term of three (3) years, ending on August 24, 2024. The initial term would be automatically extended for additional one (1) year periods on the same terms and conditions as set out in the Employment Agreement; however, the Employment Agreement will not renew automatically if either the Company or Mr. Johnson provide a written notice to the other of a decision not to renew, which notice must be given at least ninety (90) days prior to the end of the initial term or any subsequently renewed one (1) year term.

Pursuant to the terms of the Employment Agreement, Mr. Johnson will receive an annual base salary of three hundred thousand dollars ($300,000) per year, and will be eligible for an annual incentive payment of up to one hundred percent (100%) of his base salary, which annual incentive payment shall be based on the Company’s performance as compared to the goals established by the Company’s Board of Directors in consultation with Mr. Johnson. This annual incentive shall have a twelve (12) month performance period and will be based on a January 1 through December 31 calendar year, with Mr. Johnson’s entitlement to the annual incentive and the amount of such award, if any, remaining subject to the good faith discretion of the Board of Directors. Pursuant to the terms of the Employment Agreement, Mr. Johnson has the option to have any such earned annual incentive be paid in fully vested shares of the Company’s Common Stock, but must elect such option by the end of the first quarter following the relevant performance calendar year period.

In consideration of Mr. Johnson’s agreement to enter into the Employment Agreement and remain with the Company, Mr. Johnson will receive a one-time signing bonus in the amount of two hundred thousand dollars ($200,000), which is to be paid in two (2) installments: the first installment of one hundred thousand dollars ($100,000) to be paid on the Company’s next regular payday following the hire date of August 25, 2021, and the second installment of one hundred thousand dollars ($100,000) to be paid on Company’s next regular payday following the first (1st) anniversary of the hire date of August 25, 2021, provided that Mr. Johnson is employed by the Company on such relevant payment date.

Pursuant to the terms of the Employment Agreement, subject to the shareholder approval of the Company’s 2021 Share Incentive Plan, the Company shall issue to Mr. Johnson an option to purchase up to an aggregate of five hundred thousand (500,000) shares of Common Stock; furthermore, if the Company’s shareholders do not approve the Company’s 2021 Share Incentive Plan, Mr. Johnson will have the right to immediately terminate the Employment Agreement. These options shall vest on the following schedule: (1) options to purchase one hundred twenty-five thousand (125,000) shares of Common Stock shall vest on the date of the grant; and, (2) one hundred twenty-five thousand (125,000) shares of Common Stock shall vest on each of the first, second and third year anniversary of the date of grant, provided that Mr. Johnson remains continuously employed with the Company through such vesting date. In case of a change in control event, as defined under the terms of the Employment Agreement, any outstanding unvested portion of the options shall become fully vested and exercisable, as long as Mr. Johnson remained continuously employed with the Company through such date. Additionally, Mr. Johnson shall be entitled to a bonus payment in connection with a change in control of the Company, which bonus shall be based upon a percentage of the cash consideration received by shareholders of the Company in the change in control transaction, as determined in the sole discretion of the Board of Directors of the Company.

Under the Employment Agreement, Mr. Johnson is subject to certain obligations and restrictive covenants, including, but not limited to: confidentiality, non-competition, non-solicitation, and non-disparagement, among others. The Employment Agreement is governed by the laws of the State of Florida. The Employment Agreement may be terminated by the Company for cause or without cause, and by Mr. Johnson for good reason or without good reason, as such terms are defined under the Employment Agreement.

The description of Mr. Johnson’s Employment Agreement set forth above is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

On August 30, 2021, the Company issued a press release announcing the appointment of Mr. Johnson. A copy the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Founder/Executive Chairman Compensation Agreement with Arik Maimon, and Founder/Executive Vice-Chairman Compensation Agreement with Michael De Prado

On August 26, 2021, the Company and Arik Maimon entered into a Founder/Executive Chairman Compensation Agreement (the “Chairman Compensation Agreement”). Additionally, on August 26, 2021, the Company and Michael De Prado entered into a Founder/Executive Vice-Chairman Compensation Agreement (the “Vice-Chairman Compensation Agreement” and collectively with the Chairman Compensation Agreement, the “Chairman Compensation Agreements”). The term of each of these Chairman Compensation Agreements became effective as of August 26, 2021 and replaces any prior arrangements or employment agreements between the Company and each of Mr. Maimon and Mr. De Prado (each such individual, an “Executive” and together, the “Executives”).

Under the terms of the Chairman Compensation Agreements, the Executives agreed to be employed by the Company for an initial continuous twelve-month term beginning on the effective date of August 26, 2021, and ending on August 25, 2022. The initial term would be automatically extended for additional one (1) year periods on the same terms and conditions as set out in the Chairman Compensation Agreements; however, the Chairman Compensation Agreements, respectively, will not renew automatically if either the Company or the respective Executive provide a written notice to the other of a decision not to renew, which notice must be given at least ninety (90) days prior to the end of the initial term or any subsequently renewed one (1) year term.

Pursuant to the terms of the Chairman Compensation Agreement, Mr. Maimon will receive an annual base salary of two hundred ninety-five thousand dollars ($295,000) per year, and pursuant to the terms of the Vice-Chairman Compensation Agreement, Mr. De Prado will receive an annual base salary of two hundred seventy-five thousand dollars ($275,000) per year, and each will be eligible for an annual incentive payment of up to one hundred percent (100%) of their respective base salary, which annual incentive payment shall be based on the Company’s performance as compared to the goals established by the Company’s Board of Directors in consultation with each Executive, respectively. This annual incentive shall have a twelve (12) month performance period and will be based on a January 1 through December 31 calendar year, with the Executives’ entitlement to the annual incentive and the amount of such award, if any, remaining subject to the good faith discretion of the Board of Directors. Any such annual incentive shall be paid by the end of the second quarter following the calendar year to which each respective Executive’s performance relates. Pursuant to the terms of the Chairman Compensation Agreements, each Executive has the option to have any such earned annual incentive be paid in fully vested shares of the Company’s Common Stock, but must elect such option by the end of the first quarter following the relevant performance calendar year period.

In the event of a change in control of the Company, as defined under the terms of the Chairman Compensation Agreements, that takes place (i) during the term of the Chairman Compensation Agreement or (ii) prior to the date which is twenty-four (24) months from the effective date of the Chairman Compensation Agreements, if the Executive’s employment otherwise terminates prior to such date (other than if the Executive’s employment was terminated for cause or the Executive resigned his employment without good reason, as such terms are defined under the Chairman Compensation Agreements), each respective Executive shall be entitled to a bonus payment equal to two and one-half percent (2.5%) of the cash consideration received by the shareholders of the Company in the change in control transaction.

Under the Chairman Compensation Agreements, each Executive is subject to certain obligations and restrictive covenants, including, but not limited to: confidentiality, non-competition, non-solicitation, and non-disparagement, among others. The Chairman Compensation Agreements are each governed by the laws of the State of Florida. The Chairman Compensation Agreements may be terminated by the Company for cause or without cause, and by each respective Executive for good reason or without good reason, as such terms are defined under the Chairman Compensation Agreements.

The description of the Chairman Compensation Agreements set forth above is qualified in its entirety by reference to the full text of the respective Chairman Compensation Agreements, copies of which are attached as Exhibit 10.2 (for Mr. Maimon) and Exhibit 10.3 (for Mr. De Prado) to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 25, 2021, by and between Cuentas, Inc. and Jeffery D. Johnson

10.2	Founder/Executive Chairman Compensation Agreement, dated as of August 26, 2021, by and between Cuentas, Inc. and Shalom Arik Maimon

10.3	Founder/Executive Vice-Chairman Compensation Agreement, dated as of August 26, 2021, by and between Cuentas, Inc. and Michael De Prado

99.1	Press release dated August 30, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Date: August 31, 2021	By:	/s/ Jeffery D. Johnson
Jeffery D. Johnson
Chief Executive Officer

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